UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7, 2005 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01        Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K regarding the Notes (as such term is defined below) is incorporated by reference into this Item 1.01.

Item 2.02        Results of Operations and Financial Condition.

On February 8, 2005, Nu Skin Enterprises, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2004, and certain other information. A copy of this press release is attached as Exhibit 99.1 to this report and incorporated by reference.

The information furnished pursuant to this Item 2.02 and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

In the press release furnished herewith in Exhibit 99.1, the Company provides a year-over-year earnings per share growth rate for the year that does not take into consideration certain one-time charges from the prior year period that are unusual in nature and unlikely to impact results of operations going forward. Management believes this non-GAAP financial measure assists management and investors in evaluating, and comparing from period to period, results for ongoing operations in a more meaningful and consistent manner while also highlighting more meaningful trends in the results of operations.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
                          Arrangement of a Registrant.

On February 7, 2005, Nu Skin Enterprises, Inc. (the “Company”) issued a series of Japanese Yen denominated senior promissory notes (the “Notes”) to affiliates of Prudential Investment Management, Inc. (“Prudential”). The Notes were issued pursuant to a $125 million Private Shelf Agreement entered into between the Company and Prudential on August 26, 2003 (the “Shelf Agreement”). The Shelf Agreement and Amendment No. 1 thereto were filed as Exhibits 10.52 and 10.53, respectively, to our Annual Report on Form 10-K filed on March 15, 2004. Amendment No. 2 to the Shelf Agreement was filed as Exhibit No. 10.3 to our Quarterly Report on Form 10-Q filed on August 9, 2004.

The aggregate principal amount of the Notes is 3.12 billion Japanese Yen, bearing a 1.7225% interest rate per annum, with interest payable semi-annually beginning on April 30, 2005. The final maturity date of the Notes is April 30, 2014 and principal prepayments are required annually beginning on April 30, 2008 in equal installments of 162,076,572 Japanese Yen. The Notes are also governed by the terms of the Shelf Agreement and amendments thereto, which contain certain representations, warranties and covenants by the Company, as well as customary conditions upon which the obligations under the Notes may be accelerated and become due and payable immediately, or become subject to additional obligations. For complete information regarding these terms, please refer to the Shelf Agreement and amendments thereto filed with our annual and quarterly reports as described above.

The Notes are attached as Exhibit 99.2 to this report and incorporated by reference.

Item 9.01          Financial Statements and Exhibits.

(c) Exhibit.
99.1	Nu Skin Enterprises’ press release dated February 8, 2005, regarding financial results for the fourth quarter and year ended December 31, 2004.

99.2	Nu Skin Enterprises, Inc. Series C Senior Notes Nos. C-1 and C-2 dated February 7, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ Ritch N. Wood Ritch N. Wood Chief Financial Officer

Date: February 8, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Nu Skin Enterprises’ press release dated February 8, 2005, regarding financial results for the fourth quarter and year ended December 31, 2004.

99.2	Nu Skin Enterprises, Inc. Series C Senior Notes Nos. C-1 and C-2 dated February 7, 2005.